Exhibit 99.1
News Release
Media Contact: Megan Manzari Investor Contact: Matt Scalo
(385) 318-3718 (801) 584-3532
megan.manzari@myriad.com matt.scalo@myriad.com

Myriad Genetics Reports First Quarter 2023 Financial Results; Achieves 10% Revenue Growth Year-Over-Year, the Second Consecutive Quarter of Double-Digit Year-Over-Year Revenue Growth; Raises Mid-Point of 2023 Revenue Guidance Range
Highlights:
•First quarter testing volumes grew 21% year-over-year and 10% sequentially, excluding contributions from the SneakPeek® Early Gender DNA Test.
In the first quarter:
▪Hereditary cancer test volumes grew 24% year-over-year, the second consecutive quarter of double-digit growth year-over-year.
▪Hereditary cancer test volumes in Women's Health grew 32% year-over-year.
▪GeneSight® pharmacogenomics test volumes grew 31% year-over-year and 15% sequentially from the previous quarter.
▪Prenatal test volumes grew 12% year-over-year, excluding contributions from the SneakPeek Early Gender DNA Test.
•Diluted GAAP earnings per share (EPS) were $(0.67) and adjusted EPS were $(0.21) in the first quarter of 2023.

SALT LAKE CITY, May 3, 2023 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its first quarter ended March 31, 2023. The company also updated its 2023 financial guidance and provided an update on business performance.
“Myriad Genetics had a strong start to 2023, with first quarter revenue growth of 10% year-over-year driven by solid execution and team work across our Oncology, Women's Health and Mental Health businesses and our enterprise support services team," said Paul J. Diaz, president and CEO, Myriad Genetics. "We're pleased with ongoing share gains in our hereditary cancer testing franchise, particularly the 32% year-over-year volume growth in Women's Health, driven by competitive account wins and increased adoption by providers of MyRisk for patients whose family history puts them at a higher risk for cancer. We believe first quarter performance reflects Myriad's stronger commercial infrastructure resulting from the improvements made over the last few years, and we are thrilled to be recognized by 86% of our employees as a Great Place To Work®." Mr. Diaz concluded, “We remain confident in our ability to achieve our goal of profitability by the fourth quarter and sustainable 10%+ annual organic growth as we enter 2024 based on our progress."

Financial and Operational Highlights:
•Test volumes of 349,353 in the first quarter of 2023 increased 45% year-over-year, or 21% excluding contributions from the SneakPeek Early Gender DNA Test.
•The following table summarizes year-over-year and sequential quarterly volume changes in the company's core product categories:

	Three months ended March 31, 2023	Three months ended December 31, 2022	Three months ended March 31, 2023
	Year-over-Year	Year-over-Year	Sequential
Product volumes:
Hereditary cancer	24%	16%	(3)%
Tumor profiling	5%	—%	13%
Prenatal	77%	40%	30%
Pharmacogenomics	31%	23%	15%
Total	45%	26%	17%
•Excluding contributions from the SneakPeek Early Gender DNA Test:
◦Prenatal testing volumes in the first quarter 2023 increased 12% year-over-year and 16% sequentially; prenatal testing volumes in the fourth quarter 2022 decreased 1% year-over-year.
◦Total testing volumes in the first quarter 2023 increased 21% year-over-year and 10% sequentially; total testing volumes in the fourth quarter 2022 increased 11% year-over-year.
•The following table summarizes year-over-year quarterly revenue changes in the company's core businesses by product category:

	Three months ended
(in millions)	March 31, 2023	March 31, 2022	% Change
Product revenues:
Hereditary cancer	$75.7	$70.9	7%
Tumor profiling	37.3	32.5	15%
Prenatal	36.2	31.9	13%
Pharmacogenomics	32.0	29.3	9%
Total	$181.2	$164.6	10%

•GAAP gross margins of 67.3% in the first quarter of 2023 decreased 360 basis points year-over-year, reflecting changes in product and volume mix as well as the impact of currency translation, inflationary pressures, and a $12.4 million addition to revenue in the first quarter of 2022 from change of estimates1.
1 Change of estimates may include both positive and negative adjustments based on actual cash collections for certain diagnostic tests and are primarily driven by changes in the estimated transaction price due to contractual adjustments, obtaining updated information from payors and patients that was unknown at the time revenue was recognized.

•GAAP total operating expenses in the first quarter of 2023 were $174.2 million, decreasing $31.7 million year-over-year. Adjusted operating expenses in the quarter increased $24.5 million year-over-year to $144.5 million, reflecting investments in sales and marketing programs, technology, research and development, additional operating expense from Gateway Genomics, and inflationary pressures.
•GAAP operating loss in the first quarter of 2023 was $52.2 million, increasing $26.6 million year-over-year; adjusted operating loss was $21.9 million, increasing $19.1 million year-over-year from the first quarter of 2022.
•Ended the first quarter of 2023 with $109.1 million in cash, cash equivalents and marketable investment securities.
•The company ended the quarter with no debt outstanding.

Business Performance and Highlights:

Oncology
The Myriad Genetics Oncology business provides hereditary cancer testing, including the MyRisk® hereditary cancer test for patients who have cancer. It also provides tumor profiling products such as the myChoice® CDx companion diagnostic test, the Prolaris® prostate cancer test, Precise™ Tumor molecular profile test and the EndoPredict® breast cancer prognostic test. The Oncology business delivered revenue of $77.6 million in the first quarter of 2023.
•First quarter hereditary cancer testing volumes in Oncology grew 16% year-over-year. In addition, Prolaris continued to see strong demand as first quarter testing volumes grew 22% year-over-year.
•Enhanced oncology commercial team by adding experienced leadership, including a new vice president of oncology national accounts, and additional resources to sales, marketing, and medical affairs.
•As of April 2023, Myriad Genetics and its partner Intermountain Precision Genomics are certified to offer solid tumor testing (Precise™ Tumor) in all 50 U.S. states, after receiving the New York State Clinical Laboratory Permit.

Women’s Health
The Myriad Genetics Women’s Health business serves women of all ancestries by assessing their risk of cancer and offers prenatal testing solutions for those who are pregnant or planning a family. The Women’s Health business delivered revenue of $71.5 million in the first quarter of 2023.
•First quarter hereditary cancer testing volumes in Women's Health grew 32% year-over-year.
•Excluding the contributions from the SneakPeek Early Gender DNA Test, prenatal testing volumes in the first quarter of 2023 grew 12% versus the first quarter of 2022.
•In April 2023, Myriad Genetics announced a planned collaboration with SimonMed® Imaging, one of the largest independent outpatient medical imaging providers and physician radiology practices in the U.S., for the planned launch of a new hereditary cancer assessment program that combines diagnostic imaging, genetic risk assessment utilizing MyRisk with RiskScore® and patient education. The program is expected to enable affordable access to genetic testing and deliver personalized insights to better inform clinical decisions for millions of potential patients.

Mental Health
The Myriad Genetics Mental Health business consists of the GeneSight test that covers 64 medications commonly prescribed for depression, anxiety, attention deficit hyperactivity disorder, and other psychiatric conditions. GeneSight helps physicians understand how genetic alterations impact patient response to antidepressants and other drugs. In the pharmacogenomics category, the GeneSight test recorded revenue of $32.0 million in the first quarter of 2023.
•In March 2023, U.S. Senators Sherrod Brown and Tim Scott introduced bipartisan legislation to help increase access to pharmacogenomic testing, such as GeneSight, for Medicaid beneficiaries. If passed into law, the bill will require the Centers for Medicare & Medicaid Services to provide states with best practices to improve outcomes for Medicaid-eligible individuals with major depressive disorder or other mental health conditions to help increase access to genetic testing, such as GeneSight, to better inform their treatment options.
•In the first quarter, Myriad Genetics added approximately 4,000 clinicians who ordered GeneSight for the first time.

Financial Guidance
Below is a table with updated Myriad Genetics' fiscal year 2023 financial guidance*:

(in millions, except per share amounts)	FY 2023	FY 2023 Comments

Revenue	$730 - $750	Increased the low end of the range by $10 million; 2023 annual growth now between 8% - 11% over 2022
Gross margin %	68% - 70%	Reaffirm GM range. GM expected to fluctuate in any quarter given seasonality
GAAP OPEX	$642 - $662	Increase reflects Q1 business results and incremental costs related to transformation and commercial initiatives
Adjusted OPEX	$535 - $555	Increased range by $5 million to reflect Q1 business results. Adjusted operating expenses expected to decline from Q1 '23 run rate
GAAP EPS	$(1.77) - $(1.62)	Decrease reflects Q1 business results, the increase in costs related to transformation and commercial initiatives, and the elimination of a deferred tax benefit
Adjusted EPS	$(0.36) - $(0.24)	Narrowed adjusted EPS range, mid-point unchanged. Adjusted EPS is expected to improve through 2023, reaching positive adjusted profitability and adjusted operating cash flow in Q4 '23
*Assumes currency rates as of May 3, 2023

Myriad Genetics' fiscal year 2023 non-GAAP guidance begins with the comparable GAAP financial measure and excludes the estimated impact of stock-based compensation expense of approximately $40.0 million, non-cash amortization associated with acquisitions of approximately $43.0 million and special items such as costs related to transformation initiatives of approximately $24.0 million and tax adjustments of approximately $8.0 million.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Wednesday, May 3, 2023, at 4:30 p.m. ET to discuss Myriad Genetics’ financial results and business developments for the first quarter 2023. The dial-in number for domestic callers is 1-800-582-4086. International callers may dial 1-212-231-2905. All callers will be asked to reference reservation number 22026701. An archived replay of the call will be available for seven days by dialing 1-800-633-8284 and entering the reservation number above. The conference call and slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics provides insights that help people take control of their health and enable healthcare providers to better detect, treat, and prevent disease. Myriad Genetics develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, ColarisAP, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Precise, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, Health.Illuminated., RiskScore, Prolaris, GeneSight, and EndoPredict are registered trademarks or trademarks of Myriad Genetics, Inc.. All third-party marks—® and ™—are the property of their respective owners. © 2023 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited):

	Three months ended March 31,
(in millions)	2023					2022
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$35.3	$40.4	$—	$—	$75.7	$33.6	$37.3	$—	$—	$70.9	7%
Tumor Profiling	—	37.3	—	—	37.3	—	32.5	—	—	32.5	15%
Prenatal	36.2	—	—	—	36.2	31.9	—	—	—	31.9	13%
Pharmacogenomics	—	—	32.0	—	32.0	—	—	29.3	—	29.3	9%
Other	—	—	—	—	—	—	—	—	0.3	0.3	(100)%
Total Revenue	$71.5	$77.6	$32.0	$—	$181.2	$65.5	$69.8	$29.3	$0.3	$164.9	10%

Business Units:
WH = Women’s Health
ONC = Oncology
MH = Mental Health

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, EndoPredict
Prenatal – Foresight, Prequel, SneakPeek
Pharmacogenomics – GeneSight

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)

	Three months ended March 31,
	2023	2022
	(unaudited)
Testing revenue	$181.2	$164.9
Costs and expenses:
Cost of testing revenue	59.2	48.0
Research and development expense	22.5	21.2
Selling, general, and administrative expense	151.7	110.6
Goodwill and long-lived asset impairment charges	—	10.7
Total costs and expenses	233.4	190.5
Operating loss	(52.2)	(25.6)
Other income (expense):
Interest income	0.7	0.1
Interest expense	(0.5)	(0.9)
Other	(0.6)	—
Total other expense, net	(0.4)	(0.8)
Loss before income tax	(52.6)	(26.4)
Income tax expense (benefit)	2.1	(5.9)
Net loss	$(54.7)	$(20.5)
Net loss per share:
Basic and diluted	$(0.67)	$(0.26)
Weighted average shares outstanding:
Basic and diluted	81.3	80.1

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions, except share information)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53.6	$56.9
Marketable investment securities	25.1	58.0
Trade accounts receivable	119.1	101.6
Inventory	21.8	20.1
Prepaid taxes	17.6	17.6
Prepaid expenses and other current assets	24.4	20.4
Total current assets	261.6	274.6
Operating lease right-of-use assets	107.0	103.9
Long-term marketable investment securities	30.4	54.8
Property, plant and equipment, net	96.3	83.4
Intangibles, net	369.4	379.7
Goodwill	287.1	286.8
Other assets	17.5	15.5
Total assets	$1,169.3	$1,198.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	36.5	28.8
Accrued liabilities	91.7	94.3
Current maturities of operating lease liabilities	15.1	14.1
Total current liabilities	143.3	137.2
Unrecognized tax benefits	28.7	26.8
Long-term deferred taxes	4.1	3.5
Noncurrent operating lease liabilities	146.5	130.9
Other long-term liabilities	11.5	14.5
Total liabilities	334.1	312.9
Commitments and contingencies
Stockholders’ equity:
Common stock, 81.5 million and 81.2 million shares outstanding at March 31, 2023 and December 31, 2022, respectively	0.8	0.8
Additional paid-in capital	1,262.7	1,260.1
Accumulated other comprehensive loss	(7.4)	(8.9)
Accumulated deficit	(420.9)	(366.2)
Total stockholders' equity	835.2	885.8
Total liabilities and stockholders’ equity	$1,169.3	$1,198.7

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)

	Three months ended March 31,
	2023	2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(54.7)	$(20.5)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19.4	13.0
Non-cash interest expense	0.3	0.2
Non-cash lease expense	2.9	3.1
Tenant improvement allowance received	13.2	—
Stock-based compensation expense	7.5	10.1
Deferred income taxes	0.1	(5.9)
Unrecognized tax benefits	1.9	0.2
Net realized losses on marketable investment securities	0.5	—
Impairment of goodwill and long-lived assets	—	10.7
Changes in assets and liabilities:
Prepaid expenses and other current assets	(4.0)	(3.0)
Trade accounts receivable	(17.5)	(10.5)
Inventory	(1.7)	(0.2)
Prepaid taxes	—	(0.4)
Other assets	(2.3)	(0.3)
Accounts payable	7.6	(3.2)
Accrued expenses and other liabilities	(6.5)	(35.3)
Deferred revenue	0.1	(4.5)
Net cash used in operating activities	(33.2)	(46.5)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(23.5)	(6.3)
Purchases of marketable investment securities	—	(52.1)
Proceeds from maturities and sales of marketable investment securities	58.1	17.1
Net cash provided by (used in) investing activities	34.6	(41.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued under stock-based compensation plans	—	0.3
Payment of tax withheld for common stock issued under stock-based compensation plans	(4.9)	(5.1)
Net cash used in financing activities	(4.9)	(4.8)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	0.2	(0.6)
Net decrease in cash, cash equivalents, and restricted cash	(3.3)	(93.2)
Cash, cash equivalents, and restricted cash at beginning of the period	66.4	258.8
Cash, cash equivalents, and restricted cash at end of the period	$63.1	$165.6

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's fiscal year 2023 financial guidance, the company's goal of profitability by the fourth quarter 2023 and sustainable 10%+ annual organic growth as the company enters 2024, and statements relating to the planned launch of a new hereditary cancer assessment program by Myriad and SimonMed Imaging. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated. These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline or that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; continued uncertainties associated with COVID-19, including its possible effects on the company's operations and the demand for its products; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company may not successfully develop new markets or channels for its tests, including the company’s ability to successfully generate substantial revenue outside the United States; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with constructing and operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; risks related to the company’s projections about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks;

risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial operating covenants under the company’s credit or lending agreements; risks related to the company’s inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 1, 2023, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Myriad is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months ended March 31, 2023 and 2022
(unaudited data in millions, except per share amounts)

	Three months ended March 31,
	2023	2022
Adjusted Gross Margin
GAAP Gross Profit (1)	$122.0	$116.9
Equity compensation	0.3	0.3
Acquisition - amortization of intangible assets	0.3	—
Adjusted Gross Profit	$122.6	$117.2
Adjusted Gross Margin	67.7%	71.1%
(1) Consists of total revenues less cost of testing from the Condensed Consolidated Statements of Operations.

	Three months ended March 31,
	2023	2022
Adjusted Operating Expenses
GAAP Operating Expenses (1)	$174.2	$142.5
Acquisition - amortization of intangible assets	(10.3)	(10.2)
Goodwill and long-lived asset impairment charges	—	(10.7)
Equity compensation	(7.1)	(9.8)
Transformation initiatives	(11.6)	(4.0)
Legal charges, net of insurance reimbursement	(0.3)	11.3
Other adjustments	(0.4)	0.9
Adjusted Operating Expenses	$144.5	$120.0
(1) Consists of research and development expense, selling, general, and administrative expense, and goodwill and long-lived asset impairment charges from the Condensed Consolidated Statements of Operations.

	Three months ended March 31,
	2023	2022
Adjusted Operating Loss
GAAP Operating Loss	$(52.2)	$(25.6)
Acquisition - amortization of intangible assets	10.6	10.2
Goodwill and long-lived asset impairment charges	—	10.7
Equity compensation	7.4	10.1
Transformation initiatives	11.6	4.0
Legal charges, net of insurance reimbursement	0.3	(11.3)
Other adjustments	0.4	(0.9)
Adjusted Operating Loss	$(21.9)	$(2.8)

	Three months ended March 31,
	2023	2022
Adjusted Net Loss (1)
GAAP Net Loss	$(54.7)	$(20.5)
Acquisition - amortization of intangible assets	10.6	10.2
Goodwill and long-lived asset impairment charges	—	10.7
Equity compensation	7.4	10.1
Transformation initiatives	11.6	4.0
Legal charges, net of insurance reimbursement	0.3	(11.3)
Other adjustments	0.4	(0.9)
Tax adjustments	7.0	(5.1)
Adjusted Net Loss	$(17.4)	$(2.8)
Weighted average shares outstanding:
Basic and diluted	81.3	80.1
Adjusted Earnings Per Share
Basic and diluted	$(0.21)	$(0.03)
(1) To determine Adjusted Earnings Per Share, or adjusted EPS.

Adjusted Free Cash Flow Reconciliation
for the Three Months Ended March 31, 2023 and 2022
(unaudited data in millions)

	Three months ended March 31,
	2023	2022
Cash flow from operations	$(33.2)	$(46.5)
Transformation initiatives	5.9	4.0
Legal charges, net of insurance reimbursement	1.8	2.9
Other adjustments	0.4	—
Adjusted operating cash flow	$(25.1)	$(39.6)
Capital expenditures	(23.5)	(6.3)
Adjusted free cash flow(1)	$(48.6)	$(45.9)
(1) The company has revised its Adjusted Free Cash Flow metric in the quarter ended June 30, 2022 to exclude the tax impact, if any, associated with non-GAAP adjustments.

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Goodwill and long-lived asset impairment charges – impairment charges on long-lived assets and goodwill.
•Equity compensation – non-cash equity-based compensation provided to Myriad Genetics employees and directors.
•Transformation initiatives – transitory costs such as consulting and professional fees related to transformation initiatives, additional rent as a result of the build-out of the company's new laboratories in Salt Lake City, Utah and in South San Francisco, California, while maintaining its current laboratories in those locations, severance costs, and accelerated depreciation in connection with the company's decision to cease the use of its current corporate headquarters in Salt Lake City, Utah and transition corporate support operations to its new facility in west Salt Lake City, Utah, once completed. With respect to the Adjusted free cash flow reconciliation, the cash flow effect of transformation initiatives excludes non-cash items such as accelerated depreciation.
•Legal charges, net of insurance reimbursement – one-time legal expenses, net of insurance reimbursement. With respect to the Adjusted free cash flow reconciliation, the cash flow effect includes cash paid for settlements in the related period.
•Other adjustments – other one-time non-recurring expenses including consulting and professional fees related to prior year acquisitions and changes in the fair value of contingent consideration related to acquisitions from prior years.
•Tax adjustments – tax expense/(benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States. A valuation allowance of $11.6 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.